UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 3, 2006
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (281) 276-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	Election of Directors.
     On February 3, 2006, the Board of Directors (the “Board of Directors”) of Noble Corporation (the “Company”), increased the size of the Board of Directors to nine members and elected Julie H. Edwards as a member of the Board of Directors. Ms. Edwards is serving in the class of directors who will stand for re-election to a three-year term at the April 27, 2006 annual general meeting of members of the Company. Ms. Edwards has been appointed to serve as a member of the Audit Committee, Nominating and Corporate Governance Committee, and Finance Committee of the Board of Directors.
     There is no arrangement or understanding between Ms. Edwards and any other person pursuant to which Ms. Edwards was elected as a director of the Company. There are no transactions in which Ms. Edwards has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
     On February 7, 2006, the Company issued a news release announcing the election of Julie H. Edwards to the Board of Directors of the Company, effective as of February 3, 2006. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	News release dated February 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: February 7, 2006	By:	/s/ Bruce W. Busmire

Bruce W. Busmire
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	News release dated February 7, 2006.

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